HI-BANCORP, INC.
                        EMPLOYEES' COMBINED INCENTIVE AND
                         NON-STATUTORY STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN

                                    ARTICLE I

                                     Purpose

             The purpose of the Plan is to provide additional incentive to certain Employees who are making and can continue to make substantial contributions to the success of the Company by providing them with an opportunity to acquire a proprietary interest in the Company through the grant and exercise of options to purchase shares of the Common Stock of the Company. It is the judgment of the Board that the acquisition of a proprietary interest in the Company and its Subsidiaries by certain Employees will increase their personal interest in its growth and progress, thereby promoting the interests of the Company and all its shareholders. The Company intends that the options granted pursuant to the Plan may be either "incentive stock options" within the meaning of that term in Section 422A of the Code and the treasury regulations promulgated thereunder, or options which do not qualify as incentive stock options ("Non-Statutory Stock Options").

                                   ARTICLE II

                                   Definitions

             The following words and terms as used herein shall have that meaning set forth therefor in this Article, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

             2.1  Board shall mean the Board of Directors of the Company.

             2.2 Code shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

             2.3 Committee shall mean the Stock Option Committee, if any, appointed by the Board in accordance with the provisions of Article IV to administer the Plan.

             2.4 Common Stock shall mean the common stock, no par value, of the Company, and any other securities of the Company to the extent provided in Article IX.

             2.5 Company shall mean Hi-Bancorp, Inc., an Illinois corporation, and any successor to it.

             2.6 Disinterested Person shall mean any member of the Board, who at the time discretion under the Plan is exercised is not eligible, and who has not at any time for one year prior thereto been eligible for selection as a Grantee, under any plan of the Company or any of the affiliates (as that term is used in the Securities Exchange Act of 1934) of the Company entitling the participants therein to acquire stock, stock appreciation rights or stock options of the Company or any of its affiliates.

             2.7 Employee shall mean any individual employed by and receiving compensation from the Company or any Subsidiary.

             2.8 Fair Market Value of Common Stock shall mean, at any date, the value determined by the Board or by the Committee, if any, by any fair and reasonable means, including (a) if the Common Stock is not listed for trading on a national securities market but is traded in the domestic over-the-counter market, the mean of the closing bid and asked quotations for a share of Common Stock as of the date for which such value is being determined; or (b) if the Common Stock is listed on one or more exchanges, the last sale on the exchange on which the Common Stock is primarily listed and traded on that date or, if there were no sales on that date, the mean of the bid and asked prices for Common Stock on that exchange at the close of business on that date.

             2.9 Grantee shall mean an Employee who is granted an Option by the Board under this Plan.

             2.10 Incentive Stock Option shall mean an option to purchase a specific number of shares of the Common Stock granted by the Board pursuant to Section 4.2(g) of the Plan.

             2.11 Non-Statutory Stock Option shall mean an option to purchase a specific number of shares of the Common Stock granted by the Board pursuant to Section 4.2(g) of this Plan.

             2.12 Option shall mean both an Incentive Stock Option and a Non-Statutory Stock Option.

             2.13 Option Agreement shall mean a written agreement evidencing the right to purchase Common Stock pursuant to the terms of this Plan and the right, if any, to receive Stock Appreciation Rights which agreement shall be in the form described in Article VIII.

             2.14 Plan shall mean Hi-Bancorp, Inc. Employees' Combined Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan, as set forth herein and as amended from time to time.

             2.15 Reference Option shall mean an Option with respect to which the Company has granted a Stock Appreciation Right.

             2.16 Stock Appreciation Right shall mean the right granted by the Board pursuant to Article VII of this Plan as a part of the Reference Option which right shall permit a Grantee to elect to receive cash, in lieu of the shares subject to the Reference Option, from the Company in an amount equal to the excess, if any, of the Fair Market Value per share of the Common Stock, determined on the date the Stock Appreciation Right is exercised, over the exercise price per share of such Reference Option.

             2.17 Subsidiary shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Code, as that section may be amended from time to time.

                                   ARTICLE III

                             Shares Subject to Plan

             3.1 The total number of shares of Common Stock which are available for granting Options hereunder shall be Twenty Thousand (subject to adjustment as provided below in Section 3.3 and in Article IX hereof).

             3.2 The shares of Common Stock issued upon the exercise of an Option shall be made available, in the discretion of the Board, either from the authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company.

             3.3 Except as provided in Section 7.2 hereof, in the event that any Option terminates for any reason, other than the exercise of a Stock Appreciation Right by the Grantee (whether such Option is vested or non-vested at the time of termination), without having been exercised in full, the unpurchased shares of Common Stock subject to that Option shall once again become available for the granting of Options.

                                   ARTICLE IV

                                 Administration

             4.1 The Board may, in its sole discretion, either retain the exclusive control and management of the operations and administration of the Plan or may delegate such control and management to a Committee composed of three members of the Board. In the event that the Board does delegate such authority to a Committee, it may also at any time terminate that authority and resume the exclusive control and management of the Plan. For so long as the Board retains the control and management over the Plan, members of the Board shall not be eligible to participate in or be granted Options or Stock Appreciation Rights either under the Plan or any other plan maintained by the Company.

             In the event that the Board appoints a Committee: (a) all members of the Committee shall be Disinterested Persons; (b) all vacancies occurring on the Committee shall be filled by appointment of the Board;
   (c) the members of the Committee shall serve at the pleasure of the Board;
   (d) the Committee shall maintain written minutes of its proceedings; and
   (e) a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all the members, shall be the acts of the Committee.

             In the event that and for so long as this Plan is controlled and managed by a Committee, the terms and provisions of this Plan, other than the two immediately preceding paragraphs of this Article IV and Sections 2.1 and 2.3, shall be applied by substituting the term "Committee" for "Board" therein.

             4.2 Subject to the provisions of this Plan, the Board shall determine: (a) the Grantees; (b) the number of shares of Common Stock subject to an Option; (c) the date or dates upon which an Option and/or Stock Appreciation Right may be exercised or is granted; (d) the manner in which an Option and/or Stock Appreciation Right may be exercised; (e) such other terms to which an Option and/or Stock Appreciation Right is subject (including the manner in which it vests); (f) the form of any Option Agreements; (g) whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option; and (h) whether the Grantee shall receive a Stock Appreciation Right.

             4.3 The Board shall interpret the Plan and from time to time may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Board of any provisions of this Plan or any Option Agreement and the determination of any question arising under this Plan, any such rule or regulation or any Option Agreement shall be final and binding on all persons interested in the Plan.

             4.4 No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

                                    ARTICLE V

                                   Eligibility

             Each Employee who is considered to be a key administrative, managerial or executive Employee, as determined in the sole discretion of the Board, shall be eligible to be granted an Option and/or Stock Appreciation Right under this Plan. Anything to the contrary notwithstanding, an Incentive Stock Option shall not be granted to any Employee who, at the time the Incentive Stock Option is granted owns, or is deemed to own pursuant to the provisions of Code Section 425(d), shares of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless the purchase price per share in not less than 100% of the Fair Market Value of Common Stock on the day such Option is granted and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                                   ARTICLE VI

              Annual Limitation on Value of Incentive Stock Options

             The aggregate Fair Market Value of the Common Stock (determined at the time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time in any calendar year (together with options granted under all other incentive stock option plans of the Company and any parent corporation (as defined in Code
   Section 425(e)) or Subsidiary shall not exceed One Hundred Thousand Dollars ($100,000) for any one Grantee. No such annual limitation shall apply to the grant of Non-Statutory Stock Options hereunder.

                                   ARTICLE VII

                            Stock Appreciation Rights

             7.1 The Board may grant Stock Appreciation Rights to any Grantee at any time and from time to time during the term of the Option to which it relates. Each Stock Appreciation Right shall be subject to terms and conditions which are at least as restrictive as those which govern the Option to which it relates and may, in the sole discretion of the Board, be subject to additional restrictions.

             7.2 Upon the exercise of any Stock Appreciation Right, the number of shares of Common Stock which were available for purchase under the Reference Option shall be reduced by a corresponding number and the Reference Option shall be cancelled to that extent. Notwithstanding anything contained in Section 3.3 hereof to the contrary, for purposes of determining the number of shares of Common Stock available for purchase under the Plan, in the event and to the extent that a Reference Option is cancelled as a result of the exercise of a Stock Appreciation Right, such Reference Option shall be deemed to have been exercised and the shares which would have been issued had the Reference Option been exercised shall not be available for future grants under the Plan.

             7.3 Stock Appreciation Rights shall be used solely as a device for the measurement and determination of the amount to be paid to the Grantee. Stock Appreciation Rights shall not constitute or be treated as property or as a trust fund of any kind. All amounts which are at any time attributable to the Stock Appreciation Rights shall be and remain the sole property of the Company and the Grantee's rights hereunder are limited to the right to receive cash as provided in this Plan.

                                  ARTICLE VIII

          Terms and Conditions of Options and Stock Appreciation Rights

             All Options and Stock Appreciation Rights granted under the Plan shall be evidenced by an Option Agreement which shall be in such form as the Board may from time to time approve and shall be executed on behalf of the Company by one or more officers of the Company. Each such Option Agreement shall be subject to the terms and conditions of this Plan together with such other terms and conditions as the Board may deem desirable and shall provide in substance as follows:

             8.1 Number of Shares and Option Price. Each Option Agreement shall specify the number of shares of Common Stock covered by such Option and the purchase price per share. The purchase price per share of Common Stock subject to an Incentive Stock Option shall not be less than the Fair Market Value of Common Stock on the date that Option was granted. The purchase price per share of Common Stock subject to a Non-Statutory Stock Option shall be established by the Board and may be at a price less than the Fair Market Value of Common Stock, but in no event less than the par value, if any, of the Common Stock subject to an Option. The number of shares and the option price per share shall be subject to adjustment as provided in Article IX.

             8.2 Non-Transferability of Options. Each Option Agreement shall provide that the Option and Stock Appreciation Rights, if any, granted therein shall be non-transferable and non-assignable by the Grantee other than upon death as provided in Section 8.5 below and that during the lifetime of the Grantee such Option and Stock Appreciation Rights may be exercised only by the Grantee or such Grantee's legal representative.

             8.3 Maximum Term. Each Option Agreement shall set forth the period during which it may be exercised; provided, however, Incentive Stock Options granted pursuant to this Plan shall expire not more than 10 years from the date that the Incentive Stock Option is granted.

             8.4 Termination of Option. In the event that a Grantee shall cease to be employed by the Company or its Subsidiaries for any reason other than death, the Grantee shall have the right to exercise his or her Option at any time within three months after such cessation of employment but only as to such number of shares as to which the Option was exercisable at the date of such cessation of employment. Notwithstanding the provisions of the preceding sentence: (i) if cessation of employment occurs by reason of the disability of the Grantee (within the meaning of Section 105(d)(4) of the code), such three-month period shall be extended to one year; and (ii) if employment is terminated at the request of the Company for substantial cause, the Grantee's right to exercise the option shall terminate at the time notice of termination of employment is given by the Company to such Grantee. For purposes of this provision, substantial cause shall include: (i) the commission of a criminal act against, or in derogation of the interests of the Company or its Subsidiaries; (ii) knowingly divulging confidential information about the Company or its Subsidiaries to a competitor or to the public; (iii) interference with the relationship between the Company or its Subsidiaries and any major customer; or (iv) the performance of any similar action that the Board, in its sole discretion, may deem to be sufficiently injurious to the interest of the Company or its Subsidiaries to constitute substantial cause for termination. A transfer of employment from the Company to a Subsidiary or vice versa shall not be deemed a termination of employment.

             If a Grantee dies while in the employ of the Company or its Subsidiaries or within three months (or twelve months in the case of a disabled Grantee) after cessation of such employment (unless cessation occurs, due to substantial cause, as defined herein), his or her estate, personal representative or the person that acquires his or her Option by bequest or inheritance or by reason of such death shall have the right to exercise such Option before the date that such Option would otherwise terminate, but only as to the number of shares as to which such Option was exercisable on the date of death. In any such event, unless so exercised within the period as aforesaid, the Option shall terminate at the expiration of said period.

             8.5 Exercise of Options. Each Option Agreement shall provide that Options shall be exercised by delivering a written notice of exercise to the Company. Each such notice shall state the number of shares of Common Stock in respect of which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Grantee, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. A certified or cashier's check in full payment of the purchase price for the number of shares of Common Stock specified in the notice must accompany such notice. In addition, except to the extent provided at Section 8.9(H) below, in the event that the Option being exercised is a Non-Statutory Stock Option, a certified or cashier's check in full payment of the aggregate amount of any federal, state or local withholding taxes, if any, attributable to the transfer of stock pursuant to the exercise of the Option must accompany such notice.

             The date of exercise of an Option shall be the date on which written notice of exercise shall have been delivered to the Company, but the exercise of an Option shall not be effective until the person (or persons) exercising the Option shall have complied with all the provisions of the Option Agreement governing the exercise of the Option. The Company shall deliver as soon as practicable after receipt of notice and payment, certificates for the shares of the Common Stock subject to the Option. In the event that the amount of withholding taxes attributable to the transfer of the Common Stock cannot be determined on the date on which the Option is exercised, whether due to the fact that the Common Stock transferred upon such exercise is "non-transferable" by him, "subject to a substantial risk of forfeiture" (as those terms are defined in Section 83 of the Code) or otherwise, the Company shall issue and transfer the shares to the person (or persons) exercising such Option but may require such person (or persons) to pledge the shares to the Company as security for the payment of the applicable withholding taxes until such time as such payment is made. No one shall be or be deemed to be the holders of any Common Stock subject to an Option unless and until certificates for the shares of such Common Stock are issued to that person.

             8.6 Conditions on Right of Exercise. The Option Agreement may provide for such conditions on the right of exercise as the Board, in its sole discretion, deems appropriate, which conditions may, without limitation, include conditions based upon completion of a further period of continued employment, or the performance of the Company, a division thereof, or the Grantee. Without limiting the foregoing, an Option Agreement may provide that the Board may, in its sole discretion, terminate in whole or in part any portion of the Option which has not yet become vested if it determines that the Grantee is not satisfactorily performing the duties to which he was assigned on the date the Option was granted or duties of at least equal responsibility.

             8.7 Character of Option Granted. Each Option Agreement shall specifically provide whether the Option granted thereby is an Incentive Stock Option or a Non-Statutory Stock Option; provided, however, that an Option shall be a Non-Statutory Stock Option only if it fails to qualify as an "incentive stock option" as defined in Section 422A(b) of the Code.

             8.8 Provisions Relating to Stock Appreciation Rights. In the event that the Board grants Stock Appreciation Rights to the Grantee pursuant to Section 4.2(h) hereof, then in addition to the provisions described above, the Option Agreement shall include the following provisions:

             (A) No Stock Appreciation Right shall be exercisable during the first six months of its term, except in the event that the physical disability of the holder thereof occurs prior to the expiration of such six-month period.

             (B) No Stock Appreciation Right shall at any time be exercisable with respect to the Reference Option or any portion thereof unless (i) such Option or such portion shall itself be exercisable at that time, and (ii) such other conditions, if any, imposed by the Board shall have been satisfied.

             (C) No Stock Appreciation Right granted to a Grantee shall be transferable by him other than by will or the laws of descent and distribution, and such right shall be exercisable, during his lifetime, only by the Grantee or his legal representative.

             (D) The Stock Appreciation Right shall be transferable only when the Reference Option is transferable, and under the same conditions.

             (E) The Stock Appreciation Right shall expire no later than the time at which the Reference Option expires.

             (F) The Stock Appreciation Right may be exercised only at such time as the Fair Market Value of the Common Stock subject to the Reference Option exceeds the exercise price of such Reference Option.

             (G) Any exercise by an officer of the Company (as defined for this purpose by the regulations of the Securities and Exchange Commission) of a Stock Appreciation Right shall be made during the period beginning in the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Company and its subsidiaries, and ending on the twelfth business day following such date.

             (H) Upon the exercise of a Stock Appreciation Right, the Company shall withhold from the cash to be distributed to the Grantee an amount equal to the aggregate amount of any federal, state or local withholding taxes (the "withholding taxes"), if any, attributable to the exercise of such Stock Appreciation Right and may, in its sole discretion, also withhold an amount equal to the withholding taxes attributable to the exercise of any Non-Statutory Stock Option exercised by the Grantee at the same time as he exercised such Stock Appreciation Right, in which case such Grantee shall not be required to tender payment of such withholding taxes in order to exercise such Non-Statutory Stock Option.

             8.9 The Option Agreement may include such other terms and conditions, not inconsistent with this Plan, as the Board in its sole discretion shall determine.

                                   ARTICLE IX

                            Effect of Certain Changes

             9.1 If there is any change in the number of shares of Common Stock through the declaration of stock dividends or through a recapitalization which results in stock splits or reverse stock splits, the number of shares of Common Stock available for Options as well as the number of such shares covered by outstanding Options, and the price per share of such Options, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

             9.2 In the event of a change in the Common Stock of the Company, as presently constituted as of the date of this Plan, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

             9.3 Notwithstanding the provisions of this Article IX, upon the dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the shareholders of the Company immediately prior to such transaction do not own at least 80% of the Company's Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets or 80% or more of the then outstanding Common Stock of the Company to another corporation or entity (any such reorganization, merger, consolidation, sale of assets or sale of Common Stock being hereinafter referred to as the "Transaction"), the Plan shall terminate; provided, however, that

             (i) any Options theretofore granted and outstanding under the Plan shall become immediately exercisable in full and shall remain exercisable until the effective date of such Transaction;

             (ii) if the operation of Section 9.3(i) should cause the Incentive Stock Options held by any Grantee to exceed the limits set forth at Article VI above, such excess shall automatically and without any further action on the part of the Company, the Board or the Grantee be transformed into Non-Statutory Stock Options as set forth below; and

             (iii) the termination of the Plan and any exercise of an Option the exercisability of which is accelerated by the operation of Section 9.3(i) shall be subject to and conditioned upon the consummation of the Transaction to which such acceleration relates, and if, for any reason, such Transaction is abandoned, such Option exercise shall be void and such Option shall thereafter be exercisable only as permitted by the Plan, which shall remain in full force and effect.

             For purposes of applying Section 9.3(ii): (A) the Fair Market Value of Common Stock underlying the Incentive Stock Options shall be determined as of the time the Option with respect to such stock is granted; (B) the Incentive Stock Options shall be transformed, to the extent required, into Non-Statutory Stock Options in reverse chronological order, such that the last-granted Incentive Stock Option shall be the first Option transformed into a Non-Statutory Stock Option and the first-granted Incentive Stock Option shall be the last Option so transformed; and (C) the terms and conditions of each Non-Statutory Stock Option so created shall be identical in all respects to those of the Incentive Stock Option that it replaces including but not limited to the fact that it shall be immediately exercisable in full and shall remain exercisable until the time at which the Transaction becomes effective. In the event that Incentive Stock Options are transformed into Non-Statutory Stock Options by operation of Section 9.3(ii), the Board shall issue replacement Option Agreements that reflect the adjusted number of Incentive Stock Options and Non-Statutory Stock Options. The Company shall use its best efforts to give each Grantee written notice of any proposed Transaction at least 30 days prior to the effective date of any such Transaction. Any Option not exercised by the time the Transaction legally becomes effective shall thereupon terminate. The purpose of Section 9.3(ii) is to conform to the limitations placed on the grant of Incentive Stock Options by
   Section 422A of the Code, which is incorporated herein by this reference, and to the extent this Section is inconsistent with Section 422A of the Code, the provisions of Section 422A shall apply.

             9.4 To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

             9.5  Except as hereinbefore expressly provided in this
   Article IX, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares of Common Stock subject to the Option. The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all of part of its business or assets.

                                    ARTICLE X

                            Amendment and Termination

             The Board shall have the right to amend or suspend, or terminate this Plan at any time, provided that unless first approved by the shareholders of the Company, no amendment shall be made to the Plan (except to conform the Plan and the Option Agreements thereunder to changes in the Code or governing law) which: (1) materially modifies the eligibility requirements of Article V; (2) increases the total number of Shares of Common Stock which may be issued under the Plan; (3) changes the Option price specified in Article VIII; or (4) changes the term of the Plan as set forth in Article IV. No amendment to the Plan shall be made by the Board that materially changes the terms of the Plan so as to impair or adversely alter the rights of a Grantee or other option holder without such person's consent.

                                   ARTICLE XI

          Issuance of Shares and Compliance with Securities Regulations

             The obligation of the Company to sell and deliver the Common Stock under Options granted under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Board, of the Common Stock reserved for issuance upon exercise of options. Notwithstanding the foregoing, the Company shall have no obligation to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national market system.

                                   ARTICLE XII

                              Application of Funds

             Any proceeds received by the Company as a result of the exercise of Options granted under the Plan may be used for any valid corporate purpose.

                                  ARTICLE XIII

                                     Notice

             Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 10 Highwood Avenue, Highwood, Illinois 60040.

                                   ARTICLE XIV

                                  Term of Plan

             The Plan shall terminate ten years from the date upon which it is approved by the shareholders of the Company or on such earlier date as may be determined by the Board. In any event, termination shall be deemed to be effective as of the close of business on the day of termination. No Options may be granted after such termination. Termination of the Plan, however, shall not affect the rights of Grantees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan until they lapse or terminate by their own terms and conditions.

                                   ARTICLE XV

                            No Contract of Employment

             Neither the adoption of this Plan nor the grant of any option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

                                   ARTICLE XVI

                                 Effective Date

             This Plan shall be effective on the day upon which it is approved by the shareholders of the Company.